1330 Avenue of the Americas
New York, NY 10019
Contact:
David Roady/Leigh Parrish
FD
(212) 850-5600

NexCen Brands Acquires Bill Blass
Couture Business

NEW YORK - July 11, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that through its wholly-owned subsidiary NexCen Fixed Asset Company, LLC, it has completed a purchase agreement with Michael Groveman and Carly Andrews, Inc. to acquire Bill Blass, Ltd. LLC (“Bill Blass Couture”), which currently owns and operates the Bill Blass couture business pursuant to a royalty-free license from the Company.

“Bill Blass continues to be a very important and highly regarded brand in fashion,” stated Robert W. D’Loren, CEO of NexCen Brands. “Our acquisition of Bill Blass Couture provides the Company with greater control of the future of the overall Bill Blass brand. As we continue to explore strategic alternatives, including the sale of our Bill Blass brand, we believe that owning Bill Blass Couture will maximize the potential sale value of the overall business.”

The purchase price paid at closing was comprised of nominal consideration and the Company’s assumption of approximately $425,000 in net liabilities, excluding amounts owed by Bill Blass Couture to the Company. The Company has been providing financial assistance to the Bill Blass Couture business since the beginning of 2008. In the first quarter of 2008, the Company loaned approximately $950,000 to Bill Blass Couture to support marketing expenses. Following the closing, the Company expects to eliminate Bill Blass Couture’s obligations to repay this amount. Additionally, prior to closing, Bill Blass Couture is permitted to pay up to $25,000 to Mr. Groveman from its existing cash reserves in exchange for Mr. Groveman agreeing to provide transitional consulting services to Bill Blass Couture for up to 45 days after closing. As part of the acquisition, Bill Blass Couture terminated its employment agreement with Mr. Groveman and Mr. Groveman was released from his agreement not to compete with the Bill Blass couture business for three years following the Company’s original acquisition of Bill Blass in February 2007.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include:, (1) we may not be able to restructure our existing bank credit facility to provide our business with needed liquidity, (2) other potential alternatives to seek additional liquidity, such as selling one or more of our businesses, may not be successful or may not generate sufficient proceeds to meet our liquidity needs, including our debt service obligations, (3) the businesses that we have acquired (including Bill Blass Couture) may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (4) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, , (5) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (6) we depend on the success of our licensees and franchisees for future growth, (7) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, and (8) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.